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                                                                    EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                JANUARY 15, 1999



Abgenix, Inc.
7601 Dumbarton Circle
Fremont, CA 94555

    RE: REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:

     We have examined the Registration Statement of Form S-1 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 15, 1999 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,146,300 shares of your Common Stock, par value $0.0001 per share (the "Shares"), all of which are authorized and have been previously issued. The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration
Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the sale of the Shares.

     Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated to be taken prior to the sale of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented.


                                            Sincerely,


                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ WILSON SONSINI GOODRICH & ROSATI